Exhibit 99.1
Contact:
Kathleen O’Donnell
617-658-5270
MATRITECH ISSUED PATENT COVERING THE USE OF NMP66™ MARKER PROTEIN
IN DIAGNOSIS OF BREAST CANCER
Patent Covers Products Developed Using NMP66 Marker Protein through 2020
NEWTON, Mass. — August 31, 2005—Matritech (Amex: MZT), a leading developer of protein-based diagnostic products for the early detection of cancer, today announced that the U.S. Patent and Trademark Office has issued the company U.S. Patent No. 6,936,424 covering methods of using the NMP66™ protein for the detection of breast cancer. Products covered by claims in this patent will be protected until the year 2020. This most recent patent issuance brings the number of U.S. patents owned or exclusively licensed to Matritech to 21. Matritech’s patent portfolio also includes numerous foreign patents issued in Europe, Japan, and Canada.
“Strategically this is an important patent for us,” said Stephen D. Chubb, Chairman and CEO of Matritech. “In addition to strengthening our existing patent portfolio, this patent further strengthens our program to develop blood based tests to detect breast cancer.”
About NMP66™ Proteins and Breast Cancer
The NMP66 breast cancer program in development is based on Matritech’s proprietary nuclear matrix protein (NMP) technology. NMPs comprise the protein framework that organizes DNA inside the cell. They change in amount in cancerous cells, making them excellent markers for a variety of cancers. NMPs are found in body fluids, are highly accurate and can be detected in a minimally invasive manner.
Matritech scientists, using a research mass spectrometer, discovered the existence of certain proteins (including the NMP66™ protein) in the blood of breast cancer patients that were generally not present in the blood of women without detectable breast malignancy. Using both immunoassay and reverse transcriptase polymerase chain reaction (RT-PCR) methods, the Company’s scientists are continuing to refine the methods for detecting the NMP66 complex in the blood of women with breast cancer. The RT-PCR assay is designed to measure a unique RNA sequence associated with the NMP66 complex. Additional studies are being conducted to optimize the methods for analysis and detection.
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About Matritech
Matritech is using its patented proteomics technology to develop diagnostics for the detection of a variety of cancers. The Company’s first two products, the NMP22® Test Kit and NMP22® BladderChek® Test, have been FDA approved for the monitoring and diagnosis of bladder cancer. The NMP22 BladderChek Test is based on Matritech’s proprietary nuclear matrix protein (NMP) technology, which correlates levels of NMPs in body fluids to the presence of cancer. Beginning with a patent portfolio licensed exclusively from the Massachusetts Institute of Technology (MIT), Matritech’s own patent portfolio has grown to 18 other U.S. patents. In addition to the NMP22 protein marker utilized in the NMP22 Test Kit and NMP22 BladderChek Test, the Company has discovered other proteins associated with cervical, breast, prostate, and colon cancer. The Company’s goal is to utilize these protein markers to develop, through its own research staff and through strategic alliances, clinical applications to detect cancer. More information about Matritech is available at www.matritech.com.
Statement under the Private Securities Litigation Reform Act
Any forward-looking statements related to the Company’s expectations regarding its current and future products, the prospects for the commercialization of a new breast cancer diagnostic test incorporating its technology, business prospects, and the results of operations or financial position, expected financial performance and expected customer sales are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. These include but are not limited to, risks related to technical obstacles encountered by the Company or its partners in completing development of new products, reproducibility of research results in clinical trials, delays in, or denials of, FDA and other regulatory approvals, future product demand and pricing, maintenance of key vendor and partner relationships, performance of distributors and partners, the timing of orders from distributors, competitive products and technical developments, general business and economic conditions and those other risk factors described in the Company’s periodic reports and registration statements as filed with the Securities and Exchange Commission. These forward-looking statements are neither promises nor guarantees. There can be no assurance that the Company’s expectations for its products or future financial performance will be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Matritech undertakes no responsibility to update any such forward-looking information.
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